Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in, the annual report on Form 10-K of Northwest Bancorporation, Inc. of our report dated March 27, 2009, relating to the audit of the consolidated financial statements and financial statement schedules of Northwest Bancorporation, Inc. and Subsidiary as of and for the years ended December 31, 2008 and 2007. We also consent to the reference to our firm in such annual report.

Spokane, Washington

March 27, 2009